UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)                 May 2, 2007
                                                                 ---------------


                    Hercules Technology Growth Capital, Inc.
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   Maryland                   814-00702                               74-3113410
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  400 Hamilton Avenue, Suite 310, Palo Alto, CA                            94301
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Registrant's telephone number, including area code                  650/289-3060
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 2, 2007, Hercules Funding I, LLC, a wholly owned affiliate of Hercules Technology Growth Capital, Inc. (the "Company"), announced that Deutsche Bank has joined its existing warehouse credit facility with Citigroup with a $100 million securitized credit facility commitment. The new facility expands the total credit available to the Company to $250 million the ("Credit Facility"). The Credit Facility was amended to extend the term to May 1, 2008 and reduce the borrowing rate to LIBOR plus 120 basis points.

         In connection with the Credit Facility, the Company entered into the Amended and Restated Sale and Servicing Agreement dated as of May 2, 2007.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See the description under Item 1.01 for a description of the Company's Credit Facility, which discussion is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT NUMBER                          DESCRIPTION
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10.1        Amended and Restated Sale and Servicing Agreement dated as of May
            2, 2007
99.1        Press Release of the Company dated May 3, 2007

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                HERCULES TECHNOLOGY GROWTH CAPITAL, INC.


May 4, 2007
                                               /s/ Scott Harvey
                                               ----------------
                                               Scott Harvey
                                               Chief Legal Officer




                                  EXHIBIT INDEX


Exhibit No.           Description of Exhibits
-----------           -----------------------
      10.1            Amended and Restated Sale and Servicing Agreement dated as of May 2, 2007
      99.1            Press Release of the Company dated May 3, 2007